As filed with the Securities and Exchange Commission on September 27, 2011

Registration No. 333-126056

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSOL Energy Inc.

(Exact name of Registrant as specified in its charter)

Delaware	51-0337383
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices)

CONSOL ENERGY INC. INVESTMENT PLAN FOR SALARIED EMPLOYEES

(Full title of the plan)

P. Jerome Richey

Executive Vice President Corporate Affairs, Chief Legal Officer and Secretary

CONSOL Energy Inc.

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Name and address, including zip code, of agent for service)

(724) 485-4000

(Telephone number, including area code, of agent for service)

Copy to:

Lewis U. Davis, Jr.

Buchanan Ingersoll & Rooney PC

One Oxford Centre

301 Grant Street, 20th Floor

Pittsburgh, Pennsylvania 15219-1410

(412) 562-8800

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE TO

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

On May 31, 2006, CONSOL Energy Inc. (the “Corporation”) effected a two-for-one stock split of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), in the form of a stock dividend (the “Stock Split”). Pursuant to Rule 416(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Corporation hereby amends its Registration Statement on Form S-8 (Registration Statement No. 333-126056), filed on June 22, 2005, to reflect that, as a result of the Stock Split, the number of shares registered for issuance under the CONSOL Energy Inc. Investment Plan For Salaried Employees (the “Plan”) increased from 2,500,000 to 5,000,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

EXHIBIT NO.	DESCRIPTION

23.1	Consent of Ernst & Young LLP

23.2	Consent of Netherland Sewell & Associates, Inc.

23.3	Consent of Schlumberger Data and Consulting Services

23.4	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (Included in Signature Page)

CONSOL Energy Inc. hereby undertakes that it will submit or has submitted the CONSOL Energy Inc. Investment Plan For Salaried Employees and any amendment thereto to the Internal Revenue Services in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the plan.

[Signature Pages for Form S-8]

(Page 1 of 3)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, Commonwealth of Pennsylvania, on this 27th day of September 2011.

CONSOL Energy, Inc.

By:	/s/ J. Brett Harvey
J. Brett Harvey
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Each of the undersigned directors and officers of CONSOL Energy Inc., a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, Nicholas J. DeIuliis, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of September 27, 2011 by the following persons in the capacities indicated:

Signature	Title

/s/ J. Brett Harvey J. Brett Harvey	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ William J. Lyons William J. Lyons	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)

/s/ John L. Whitmire John L. Whitmire	Vice Chairman of the Board

/s/ Philip W. Baxter Philip W. Baxter	Lead Independent Director

[Signature Pages for Form S-8]

(Page 2 of 3)

Signature	Title

/s/ James E. Altmeyer, Sr. James E. Altmeyer, Sr.	Director

/s/ William E. Davis William E. Davis	Director

/s/ Raj K. Gupta Raj K. Gupta	Director

/s/ Patricia A. Hammick Patricia A. Hammick	Director

/s/ David C. Hardesty David C. Hardesty	Director

/s/ John T. Mills John T. Mills	Director

/s/ William P. Powell William P. Powell	Director

/s/ Joseph T. Williams Joseph T. Williams	Director

[Signature Pages for Form S-8]

(Page 3 of 3)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the CONSOL Energy Inc. Investment Plan for Salaried Employees has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 27, 2011.

CONSOL Energy, Inc. Investment Plan For Salaried Employees

By:	/s/ William J. Lyons
Name: William J. Lyons Title: Chairman of the Investment Committee

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

23.1	Consent of Ernst & Young LLP

23.2	Consent of Netherland Sewell & Associates, Inc.

23.3	Consent of Schlumberger Data and Consulting Services

23.4	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (Included in Signature Page)